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                          SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. 1)

Filed by the Registrant                     /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

     Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            GateField Corporation
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.   Proposed maximum aggregate value of transaction:

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5.   Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6. Amount Previously Paid:

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7. Form, Schedule or Registration Statement No.:

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8. Filing Party:

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9. Date Filed:

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May 24, 1999

Dear GateField Corporation Stockholder:

You recently received proxy materials for GateField Corporation's 1999 Annual Meeting of Stockholders, and we need you to vote those shares. To date, we have not received the necessary votes to approve the proxy issues for our upcoming Annual Meeting on June 7, 1999. According to our records, we have not yet received your proxy.

Your vote is VERY important. The Company is currently generating losses and needs additional capital to continue funding operations. Your vote FOR an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 65,000,000 to 120,000,000 shares and to increase the authorized number of shares of Preferred Stock from 2,000,000 to 10,000,000 will give the Company the flexibility it needs to raise additional capital by issuing additional securities. Please note, however, that if both the amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock whereby each outstanding ten (10) shares of Common Stock would be combined into one (1) share of Common Stock and the amendment to the Company's Certificate of Incorporation to effect an increase in the authorized shares are approved by the stockholders, the Board of Directors intends to abandon the amendment regarding the increase in authorized shares.

In addition, your vote FOR the 1999 Employee Stock Purchase Plan and the 1999 Stock Option Plan will assist the Company in retaining the services of current employees, directors and consultants, securing the services of persons capable of filling such positions and providing incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

The Board of Directors of GateField Corporation recommends that you vote FOR the Class II Nominee for Director pursuant to Slate I, FOR the Nominees for Director pursuant to Slate II; FOR the Company's 1999 Stock Option Plan; FOR the Company's 1999 Employee Stock Purchase Plan; FOR an amendment to the Company's Certificate to effect a reverse stock split; FOR. an amendment to the Company's Certificate to increase the authorized number of shares of Common Stock and Preferred Stock; and FOR the ratification of Deloitte & Touche LLP as the Company's independent auditors.

A new Proxy for the Annual Meeting is enclosed. For your convenience, you can vote your shares by using the toll free number that appears in the gray shaded box on the left side of your voting form. You will need to enter your personal control number that appears directly below the toll free number. Telephone voting is fast, convenient and your vote is immediately confirmed, all at no cost to you.

BECAUSE TIME IS OF THE ESSENCE, WE URGE YOU TO UTILIZE THIS TELEPHONE VOTING SYSTEM SO THAT YOUR VOTE WILL BE COUNTED IN TIME.

Thank you for your cooperation and support.

Very Truly Yours,

/s/ Timothy Saxe

Timothy Saxe
President and Chief Executive Officer